Exhibit 99.1
INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Overview
     On June 4, 2007, we entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which we agreed to acquire Cholestech Corporation (“Cholestech”) through the merger of our wholly owned subsidiary, Iris Merger Sub, Inc., with and into Cholestech (the “Merger”). Cholestech is a leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. The completion of the Merger is subject to various closing conditions, including obtaining the approval of Cholestech stockholders. The Merger is intended to qualify as a reorganization for United States federal income tax purposes and is expected to close during the third quarter of 2007.
     The unaudited pro forma condensed combined financial statements (the “Financial Statements”) reflect our probable acquisition of Cholestech. The Financial Statements are based on the respective historical consolidated financial statements and the notes thereto of Inverness and Cholestech. The Financial Statements also reflect our previous acquisitions of Biosite Incorporated (“Biosite”) (including related financing transactions), Instant Technologies, Inc. (“Instant”) and the Innovacon business, including the ABON facility (“Innovacon”). All acquisitions are reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the Financial Statements. Actual operating results of the previous acquisitions are included in Inverness’ historical financial results only from the respective dates of the several acquisitions.
     The Financial Statements also reflect our previous transfer of our consumer diagnostic products assets to a 50/50 joint venture with The Procter & Gamble Company (“P&G”), the elimination of the historical results of operations of our consumer diagnostic products business, and the impact of the new manufacturing agreement with the joint venture on our historical results of operations.
     For purposes of preparing the Financial Statements, the historical financial information for Inverness is based on the year ended December 31, 2006 and the six months ended June 30, 2007, and the historical financial information for Cholestech is based on the year ended December 29, 2006 and the six months ended June 29, 2007. These periods differ from the fiscal periods that Cholestech uses for financial reporting purposes, and accordingly the following historical financial information for Cholestech does not match Cholestech’s historical financial statements filed with the SEC and is unaudited.
     The historical Cholestech financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 represents the pre-acquisition results of Cholestech. The historical Biosite financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 includes results of operations for the pre-acquisition period ended June 26, 2007, which represent the historical pre-acquisition results of Biosite. The historical Instant financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 includes results of operations for the pre-acquisition period ended March 12, 2007, which represent the historical pre-acquisition results of Instant. The historical Innovacon financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 includes results of operations for the pre-acquisition period ended March 31, 2006, which represent the historical pre-acquisition results of Innovacon.
     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 assume that the pending acquisition of Cholestech, the acquisition of Biosite and the related financing transactions, the previous acquisitions of Instant and Innovacon, and the consummation of the 50/50 joint venture with P&G occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet assumes that the pending acquisition of Cholestech occurred on June 30, 2007. The historical Inverness balance sheet as of June 30, 2007 reflects the acquisition of Biosite and the related financing transactions, the acquisitions of Instant and Innovacon, and the consummation of the 50/50 joint venture with P&G.
     The Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the pending merger with Cholestech or the other transactions described above been consummated as of January 1, 2006 or June 30, 2007. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the Financial Statements that management of Inverness believes are reasonable in the circumstances.
     The Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Inverness included in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, our Quarterly Report on Form 10-Q for the three months ended June 30, 2007 and our previously filed Forms 8-K, as well as the historical financial statements and notes thereto of Cholestech included in its Annual Report on Form 10-K for the year ended March 31, 2007 and its Quarterly Report on Form 10-Q for the thirteen weeks ended June 29, 2007.
     The following is a more complete explanation of the transactions reflected in the unaudited pro forma condensed combined financial statements.
Proposed Acquisition of Cholestech
     On June 4, 2007, we entered into the Merger Agreement with Cholestech, pursuant to which we agreed to acquire Cholestech through the Merger. The completion of the Merger is subject to various closing conditions, including obtaining the approval of Cholestech stockholders. The Merger is intended to qualify as a reorganization for United States federal income tax purposes and is expected to close during the third quarter of 2007.
     At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any capital stock of Cholestech, each share of common stock of Cholestech issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.43642 (the “Exchange Ratio”) of a share of common stock of Inverness (each full share, an “Inverness Share”). Based on Cholestech’s outstanding shares as of the date of the Merger Agreement and the Exchange Ratio, approximately 6.8 million Inverness Shares would have been issued to effect the Merger.
     Pursuant to the Merger Agreement, each option to purchase shares of Cholestech common stock granted under employee and director stock plans of Cholestech that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be converted into a right to acquire Inverness Shares on the same terms and conditions as were applicable to such option prior to the Effective Time, provided that the number of Inverness Shares receivable and the exercise price of the option shall be adjusted to reflect the Exchange Ratio. All other Cholestech equity-based awards outstanding as of the Effective Time will remain in effect but will be denominated in Inverness Shares, with applicable adjustments to reflect the Exchange Ratio.
Acquisition Of Biosite
     On June 29, 2007, we completed our acquisition of Biosite for a preliminary aggregate purchase price of $1.8 billion, including related transaction expenses of $63.8 million and $77.4 million of fair value associated with the outstanding fully vested Biosite employee stock options which were converted to options to acquire our common stock as part of the transaction.
     To finance the acquisition, we entered into a secured First Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, a secured Second Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, and certain related guaranty and security agreements. The First Lien Credit Agreement provides for term loans in the aggregate amount of $900.0 million and, subject to our continued compliance with the First Lien Credit Agreement, a $150.0 million revolving line of credit. The Second Lien Credit Agreement provides for term loans in the aggregate amount of $250.0 million. To finance the acquisition, we drew the full amount of the term loans under the two Credit Agreements and approximately $73.1 million under the revolver.
     A portion of the acquisition was also financed from the proceeds of our May 2007 sale of $150.0 million principal amount of 3% convertible senior subordinated notes due 2016 (the “Convertible Notes”) in a private placement to qualified institutional buyers.
Joint Venture with P&G
     On May 17, 2007, we completed our previously announced transaction to form a 50/50 joint venture with P&G for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields. At the closing, Inverness and P&G entered into material definitive agreements, pursuant to which we transferred our consumer diagnostic net assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million.
     Upon completion of the transaction to form the joint venture, we ceased to consolidate the operating results of our consumer diagnostic products business and began to account for our 50% interest in the results of the joint venture under the equity method of accounting. In our capacity as the manufacturer of products for the joint venture, we supply products to the joint venture and record revenue on those sales. No gain on the proceeds that we received from P&G through the formation of the joint venture will be recognized in our financial statements until P&G’s option to require us to purchase its interest in the joint venture expires. As a result, all income tax effects as a result of this transaction have also been deferred.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant Technologies, Inc., a privately-owned Virginia corporation located in Norfolk, Virginia, for an aggregate purchase price of $44.1 million, consisting of approximately $30.7 million in cash, including approximately $0.3 million of direct acquisition costs, plus 313,888 shares of our common stock with a fair value of approximately $13.1 million. Instant primarily distributes rapid drugs of abuse diagnostic products that are used in the workplace, criminal justice or other testing markets.
Acquisition of the Innovacon Business, including the ABON Facility
     On March 31, 2006, we acquired the assets of ACON Laboratories’ business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (“the Innovacon business”). The preliminary aggregate purchase price was approximately $93.9 million, which consisted of $55.1 million in cash, 711,676 shares of our common stock with an aggregate fair value of $19.7 million, $9.1 million in estimated direct acquisition costs and an additional liability of $10.0 million payable to the sellers on the deferred payment date, pursuant to the purchase agreement.
     On May 15, 2006, as part of the Innovacon business, we acquired a newly-constructed manufacturing facility in Hangzhou, China pursuant to the terms of our acquisition agreement with ACON Laboratories and its affiliates. In connection with the acquisition of the new facility, we acquired ABON BioPharm (Hangzhou) Co., Ltd (“ABON”), the direct owner of the new factory and now our subsidiary. The preliminary aggregate purchase price was approximately $20.8 million, which consisted of $8.8 million in cash and 417,446 shares of our common stock with an aggregate fair value of $12.0 million. In addition, pursuant to the acquisition agreement, we made an additional payment of $4.1 million in cash as a result of the amount of cash acquired, net of indebtedness assumed, which increased the preliminary aggregate purchase price to $24.9 million. Subsequently, between August and November 2006, we made cash payments totaling $44.0 million and issued 742,128 shares of our common stock with an aggregate fair value of $21.3 million as various milestones were achieved. This brings the aggregate purchase price for the Innovacon business, including the ABON facility, to a total of $184.1 million.
     The Innovacon business and ABON facility financial information included in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 includes results of operations for the pre-acquisition period ended March 31, 2006, which represent the historical pre-acquisition results of these entities.
Other Acquisitions
     The unaudited pro forma condensed combined financial statements do not reflect the pro forma effects of other acquisitions that Inverness has completed since December 31, 2005, or probable pending acquisitions, none of which is significant enough to require pro forma presentation.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro forma Condensed Combined Statements of Operations
For the twelve months ended December 31, 2006
(in 000s, except per share amounts)

			Pro forma Adjustments
		Completed Transactions														Pending Transaction
		Innovacon	Innovacon		Instant	Instant		Disposition of		Formation of		Biosite	Biosite		Pro forma	Cholestech	Cholestech		Pro forma
	Inverness	Historical	Adjustments		Historical	Adjustments		CD Business		Joint Venture		Historical	Adjustments		Combined Company	Historical	Adjustments		Combined Company
Net product sales	$552,130	$13,447	$—		$23,595	$(12,782	) E	$(177,219	) J	$94,803	L	$303,261	$—		$797,235	$69,070	$—		$866,305
Research and License revenues	17,324	—	—		—	—		—		—		5,331	—		22,655	—	—		22,655

Net revenues	569,454	13,447	—		23,595	(12,782)		(177,219)		94,803		308,592	—		$819,890	69,070	—		$888,960
Cost of sales	340,231	4,786	1,634	A	12,092	(12,782	) E	(90,289	) J	90,289	L	94,228	6,000	O	453,812	23,459	1,600	T	480,886
	—	—	1,037	B	—	—		—		—		—	6,586	P		—	2,015	U

Gross profit	229,223	8,661	(2,671)		11,503	—		(86,930)		4,514		214,364	(12,586)		366,078	45,611	(3,615)		408,074
Operating expenses:
Research and development	53,666	322	—		—	—		(5,171	) J	—		53,043	—		101,860	6,276	—		108,136
Sales and marketing	94,445	2,897	770	B	5,301	1,985	F	(36,654	) J	—		69,952	30,402	O	169,098	14,597	2,444	T	186,139
General and administrative	71,243	625	(1,026	) C	1,325	—		(14,696	) J	—		30,288	22,089	P	155,069	12,876			167,945
													45,221	P

Loss on dispositions	3,498	—	—		—	—		—		—		—	—		3,498	—	—		3,498

Total operating expenses	222,852	3,844	(256)		6,626	1,985		(56,521)		—		153,283	97,712		429,525	33,749	2,444		465,718

Operating income	6,371	4,817	(2,415)		4,877	(1,985)		(30,409)		4,514		61,081	(110,298)		(63,447)	11,862	(6,059)		(57,644)
Interest and other income (expense), net	(17,486)	(11)	—		(450)	(509	) G,H	—		11,653	M	4,244	(105,955	) Q,R	(108,514)	1,834	—		(106,680)

(Loss) Income before income taxes	(11,115)	4,806	(2,415)		4,427	(2,494)		(30,409)		16,167		65,325	(216,253)		(171,961)	13,696	(6,059)		(164,324)
Income tax provision	5,727	—	—		—	—		(7,880	) K	6,802	N	25,331	(25,331	) S	4,649	5,530	(5,530	) V	4,649

Net (loss) income	$(16,842)	$4,806	$(2,415)		$4,427	$(2,494)		$(22,529)		$9,365		$39,994	$(190,922)		$(176,610)	$8,166	$(529)		$(168,973)

Net loss per common share:
Basic and diluted	$(0.49)														$(4.98)				$(4.00)

Weighted average shares — basic and diluted	34,109		1,008	D		314	I			0			0		35,431		6,844	W	42,275

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro forma Condensed Combined Statements of Operations
For the six months ended June 30, 2007
(in 000s, except per share amounts)

		Pro forma Adjustments
		Completed Transactions											Pending Transaction
		Instant	Instant		Disposition of		Formation of		Biosite	Biosite		Pro forma	Cholestech	Cholestech		Pro forma
	Inverness	Historical	Adjustments		CD Business		Joint Venture		Historical	Adjustments		Combined Company	Historical	Adjustments		Combined Company
Net product sales	$305,953	$5,381	$(544	) E	$(73,781	) J	$36,007	L	$152,686	$—		$425,702	$36,161	$—		$461,863
Research and License revenue	7,991	—	—		—		—		2,718	—		10,709	—	—		10,709

Net revenue	313,944	5,381	(544)		(73,781)		36,007		155,404	—		436,411	36,161	—		472,572
Cost of sales	169,266	3,143	(544	) E	(34,292	) J	34,292	L	47,406	3,000	O	221,114	12,319	800	T	234,233
										(1,157	) P

Gross profit	144,678	2,238	—		(39,489)		1,715		107,998	(1,843)		215,297	23,842	(800)		238,339

Operating expenses:
Research and development	24,119	—	—		(7,290) J		—		26,780	—		43,609	3,097	—		46,706
Sales and marketing	56,311	1,014	870	F	(16,414	) J	—		38,222	13,003	O	93,007	7,545	1,090	T	101,642
General and administrative	90,454	254	—		(6,823	) J	—		33,197	(22,089	) P	49,771	7,741	—		57,512
	—	—	—		—		—		—	(45,221	) P	—	—	—		—
Loss on dispositions, net	—	—	—		—		—		—	—		—	—	—		—

Operating (loss) income	(26,206)	970	(870)		(8,962)		1,715		9,799	52,464		28,910	5,459	(1,890)		32,479
Interest and other income (expense), net	(18,958)	(169)	(86	) G,H	—		3,509	M	2,060	(43,408	) Q	(41,699)	1,416	—		(40,283)
	—	—	—		—		—		—	15,353		—	—	—		—

(Loss) Income before income tax provision	(45,164)	801	(956)		(8,962)		5,224		11,859	24,409		(12,790)	6,875	(1,890)		(7,805)
Income tax provision	3,205	—	36		(2,331	) K	929	N	5,515	(5,515	) S	3,683	1,548	(1,548	) V	3,683
	—	—	—		—	K	—	N	—	1,844	S	—	—	—	V	—

Net (loss) income	$(48,369)	$801	$(992)		$(6,631)		$4,295		$6,344	$28,080		$(16,473)	$5,327	$(342)		$(11,488)

Net (loss) income per common share:
Basic and diluted	$(1.06)											$(0.36)				$(0.22)

Weighted average shares — basic and diluted	45,565		—				—			—		45,565		6,844		52,409

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2007
(in thousands)

		Pending Transaction
	Inverness	Cholestech	Cholestech		Pro forma
	Historical	Historical	Adjustments		Combined Company
ASSETS

Current assets:
Cash and short term investments	$164,291	$50,171	$—		$214,462
Accounts receivable, net of allowances	115,676	6,156	—		121,832
Inventory	131,543	8,759	2,015	U	142,317
Deferred tax assets	5,433	2,199	—		7,632
Prepaid expenses and other current assets	109,921	1,753	—		111,674

Total current assets	526,864	69,038	2,015		597,917

Property, plant and equipment, net	247,986	6,725	—		254,711
Goodwill, trademarks and other intangible assets, net	2,263,119	394	252,826	T	2,516,339
Investment in unconsolidated subsidiaries	83,884	—	—		83,884
Deferred financing costs, net, and other assets	46,618	18,509	—		65,127

Deferred tax assets	19,576	9,280	—		28,856

Total assets	$3,188,047	$103,946	$254,841		$3,546,834

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$15,347	$—	$—		$15,347
Current portion of capital lease obligations	664	—	—		664
Accounts payable	57,377	3,745	—		61,122
Accrued expenses and other current liabilities	168,246	2,652	—		170,898

Total current liabilities	241,634	6,397	—		248,031

Long-term liabilities:
Long-term debt	1,397,981	—	—		1,397,981
Capital lease obligations	272	—	—		272
Deferred tax liabilities	137,728	—	14,006	X	151,734
Deferred gain on joint venture	302,770	—	—		302,770
Other long-term liabilities	19,751	—	—		19,751

Total long-term liabilities	1,858,502	—	14,006		1,872,508

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	47	—	68	Y	115

Additional paid-in capital	1,244,545	105,435	(105,435	) Z	1,244,545
			338,316	Y,AA	338,316

Accumulated deficit	(175,438)	(7,816)	7,816	Z	(175,438)
					—
					—
					—

Accumulated other comprehensive income	18,757	(70)	70	Z	18,757

Total stockholders’ equity	1,087,911	97,549	240,835		1,426,295

Total liabilities and stockholders’ equity	$3,188,047	$103,946	$254,841		$3,546,834

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE
     The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 include the historical results of Inverness and Cholestech, our previous acquisition of Biosite and related financing transactions, our previous acquisitions of Instant and Innovacon, the elimination of the historical results of operations for our consumer diagnostic products business and the impact of our new manufacturing agreement with the joint venture on our historical results of operations as if these transactions had occurred on January 1, 2006. The historical results of operations for Instant have been derived from the supplemental information contained in the combined financial statements of Instant Technologies and Affiliates for the year ended December 31, 2006, as certain entities included within those combined financial statements were not acquired by Inverness.
     The accompanying unaudited pro forma condensed combined balance sheet assumes that the pending acquisition of Cholestech occurred on June 30, 2007.
Proposed Acquisition of Cholestech
     On June 4, 2007, we entered into the Merger Agreement, pursuant to which we agreed to acquire Cholestech through the Merger. The completion of the Merger is subject to various closing conditions, including obtaining the approval of Cholestech stockholders. The Merger is intended to qualify as a reorganization for United States federal income tax purposes and is expected to close during the third quarter of 2007.
     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock of Cholestech, each share of common stock of Cholestech issued and outstanding immediately prior to the Effective Time will be converted into the right to receive Inverness Shares based on the Exchange Ratio. Based on Cholestech’s outstanding shares as of the date of the Merger Agreement and the Exchange Ratio, approximately 6.8 million Inverness Shares with an aggregate value of $317.5 million would have been issued to effect the Merger.
     The preliminary aggregate purchase price for Cholestech, as discussed above, will be allocated based on the closing balance sheet of Cholestech as of the date of acquisition, when available. On a preliminary basis, for purposes of the accompanying unaudited pro forma condensed combined balance sheet, the purchase price was allocated based on the June 29, 2007 balance sheet of Cholestech as follows:

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)

(in thousands)
Cash and marketable securities	$50,171
Accounts receivable	6,156
Inventory	10,774
Deferred tax assets	11,479
Other current assets	1,753
Property and equipment	6,725
Customer relationships	9,000
Core technology	16,000
Trademarks	8,000
Goodwill and other intangibles	220,220
Other assets	18,509
Accounts payable and accrued expenses	(6,397)
Deferred tax liability	(14,006)

$338,384

     The above values for the assets acquired and liabilities assumed are based on preliminary management estimates due to the timing of the acquisition. We have estimated that approximately $33.0 million of the preliminary excess purchase price will be assigned to customer relationships, core technology and trademarks, having a useful life of ten to sixteen years. The final allocation of the excess of the purchase price over the fair value of the net assets acquired could differ materially.
Acquisition of Biosite
     On June 29, 2007, we completed our acquisition of Biosite for a preliminary aggregate purchase price of $1.8 billion, including related transaction expenses of $63.8 million and $77.4 million of fair value associated with the outstanding fully vested Biosite employee stock options which were converted to options to acquire our common stock as part of the transaction.
     The preliminary aggregate purchase price for Biosite, as discussed above, will be allocated based on the closing balance sheet of Biosite as of the date of acquisition. On a preliminary basis, for purposes of the accompanying unaudited pro forma condensed combined balance sheet, the purchase price was allocated based on the assets acquired and liabilities assumed from Biosite as follows:

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)

(in thousands)
Cash and short term investments	$174,115
Accounts receivable	44,409
Inventory	42,597
Deferred tax assets	3,350
Other current assets	63,048
Property and equipment	157,793
Customer relationships	150,000
Core technology	60,000
Trademarks	30,000
Goodwill and other intangibles	1,282,331
Other assets	5,204
Accounts payable and accrued expenses	(118,178)
Other long term liabilities	(11,081)
Deferred tax liability	(101,985)

$1,781,603

     The above values for the assets acquired and liabilities assumed are based on preliminary management estimates due to the timing of the acquisition. The final purchase price allocation will include an evaluation of whether certain in-process research and development projects have yet reached technical feasibility.
     The value of projects which have not yet reached technical feasibility, if any, could be material and will be expensed as in-process research and development when quantified. We have estimated that approximately $240.0 million of the preliminary excess purchase price will be assigned to customer relationships, core technology and trademarks, having a useful life of ten to sixteen years. The final allocation of the excess of the purchase price over the fair value of the net assets acquired could differ materially.
Joint Venture with P&G
     On May 17, 2007, we consummated a transaction with P&G to form a 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields, whereby we contributed our consumer diagnostic assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million. Under the terms of the joint venture agreement,

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)
we will continue to manufacture consumer diagnostic products and sell these products to the joint venture entity.
     Additionally, in conjunction with the joint venture, we entered into a transition services agreement with the joint venture entity, pursuant to which we will provide certain operational support services to the joint venture for a period of four years, subject to renewal or earlier termination under the terms of the agreement. Transitional services under such agreement will be provided for varying periods. As the final scope and periods of such arrangements are variable and not estimable, no profits from such services revenue have been assumed in the accompanying pro forma results.
     The historical financial results of the consumer business contributed to the joint venture include all direct and allocable costs associated with the business. Certain other costs not specifically attributable to the business, including corporate overhead expenses, interest income and expense, and certain other non-operating costs are not included in the historical results of the contributed consumer business.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant Technologies, Inc., a privately-owned Virginia corporation located in Norfolk, Virginia, for an aggregate purchase price of $44.1 million, consisting of approximately $30.7 million in cash, including approximately $0.3 million of direct acquisition costs, plus 313,888 shares of our common stock with a fair value of approximately $13.1 million.
     Based on final valuations, the aggregate purchase price for Instant was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)

(in thousands)
Cash	$327
Accounts receivable	3,638
Inventory	4,267
Other assets	780
Property and equipment	141
Customer relationships	20,060
Trademarks	2,380
Goodwill	31,858
Accounts payable and accrued expenses	(4,279)
Long-term debt and other liabilities	(6,145)
Deferred tax liability	(8,976)

$44,051

     Immediately subsequent to the acquisition, we repaid the outstanding principal and accrued interest balances related to the debt we assumed in the transaction, totaling approximately $4.9 million.
     We estimate a useful life of 5 years and 17 years for trademarks and customer relationships, respectively, and have recorded these assets in other intangible assets, net in the accompanying consolidated balance sheet at June 30, 2007. Goodwill resulting from this transaction is not deductible for tax purposes.
The Innovacon Business, including the ABON Facility
     On March 31, 2006, we acquired Innovacon. The preliminary aggregate purchase price was approximately $93.9 million, which consisted of $55.1 million in cash, 711,676 shares of our common stock with an aggregate fair value of $19.7 million, $9.1 million in estimated direct acquisition costs and an additional deferred payable of $10.0 million, which was paid to the sellers in May 2007, pursuant to the purchase agreement.
     On May 15, 2006, as part of the Innovacon business, we acquired a newly-constructed manufacturing facility in Hangzhou, China pursuant to the terms of our acquisition agreement with ACON Laboratories and its affiliates. In connection with the acquisition of the new facility, we acquired ABON, the direct owner of the new factory and now our subsidiary. The preliminary aggregate purchase price was approximately $20.8 million, which consisted of $8.8 million in cash and 417,446 shares of our common stock with an aggregate fair value of $12.0 million. In addition, pursuant to the acquisition agreement, we made an additional payment of

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)
$4.1 million in cash as a result of the amount of cash acquired, net of indebtedness assumed, which increased the preliminary aggregate purchase price to $24.9 million.
     Subsequently, between August and November 2006, we made cash payments totaling $44.0 million and issued 742,128 shares of our common stock with an aggregate fair value of $21.3 million as various milestones were achieved. This brings the aggregate purchase price for the Innovacon business, including the ABON facility, to a total of $184.1 million.
     The aggregate purchase price for the Innovacon business, including the ABON facility discussed above, was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash	$8,403
Accounts receivable	11,328
Inventories	4,814
Property, plant and equipment, net	10,274
Goodwill	112,116
Trademarks	800
Customer relationships	27,700
Supply agreements	3,300
Core technology	16,200
Other assets	1,369
Accounts payable and accrued expenses	(4,081)
Long-term debt	(8,125)

$184,098

     Goodwill generated from this acquisition is not deductible for tax purposes. We estimate the useful lives of the trademarks, customer relationships, supply agreements and product technology to be 10 years, 16.8 years and 17.8 years, 1.8 years and 7 years, respectively, and have included them in core technology and patents, net, and other intangible assets, net, respectively, in the accompanying consolidated balance sheets. The weighted average amortization period for the acquired intangible assets with finite lives is 12.7 years.
NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
A.	Reflects estimated cost increase for products supplied under a contractual supply agreement.
B.	Reflects amortization expense of the value assigned to customer relationships, supply agreements and trademarks as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of Innovacon from ACON. The fair values of acquired intangible assets in connection with the acquisition of Innovacon and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$112,116	Indefinite
Trademarks	800	10 years
Customer relationships	27,700	16.8-17.8 years
Supply agreements	3,300	1.8 years
Core technology	16,200	7 years

Total intangibles	$160,116

C.	Reflects the reversal of legal fees incurred by ACON and Inverness in connection with pre-acquisition intellectual property litigation settled in connection with the acquisition.
D.	Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the consideration to acquire and finance the Innovacon business, including the ABON facility, as if such transaction occurred on January 1, 2006.
E.	Represents elimination of sales and related cost of sales between Innovacon and Instant.
F.	Reflects the reversal of amortization expense recorded by Instant related to pre-acquisition intangible assets written off in connection with the acquisition of Instant, net of amortization related to estimated intangibles acquired.
G.	Reflects the reversal of interest expense incurred by Instant related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Instant.
H.	Represents the recording of minority interest expense related to the 25% ownership in Instant not acquired by Inverness.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
I.	Represents the issuance of common stock by Inverness in connection with the acquisition of Instant.
J.	Reflects elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.
K.	Tax effect on the elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.
L.	Reflects manufacturing revenue and related costs in conjunction with the manufacturing agreement entered into with the joint venture entity.
M.	Represents our 50% investment income from the joint venture entity, which will be reported as equity earnings in unconsolidated subsidiaries, net of taxes.
N.	Tax effect on the profit resulting from the formation of the joint venture and related disposition of the consumer diagnostic business.
O.	Reflects amortization expense of the estimated value assigned to customer relationships, core technologies and trademarks as discussed in Note 1, acquired in connection with the acquisition of Biosite. The estimated fair values of acquired intangible assets in connection with the acquisition of Biosite and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$1,282,331	Indefinite
Customer relationships	150,000	16 years
Core technology	60,000	10 years
Trademarks	30,000	10 years

Total intangibles	$1,522,331

P.	Reflects the expensing in 2006 of the estimated write-up of inventory to fair value, the fair value of unvested options in connection with the acquisition of Biosite, and certain transaction-related expenses incurred in 2007 by Biosite during the pre-acquisition period and the reversal of such expenses recorded in the historical income statements during the six months ended June 30, 2007. Unvested Biosite options were accelerated at closing in accordance with the terms of the merger agreement with Biosite.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
Q.	Reflects interest expense incurred in connection with the acquisition of Biosite, including interest on the borrowings of $900.0 million under the First Lien Credit Agreement, $73.2 million under the related revolving line of credit, $250.0 million under the Second Lien Credit Agreement and $150.0 million under the Convertible Notes, net of interest saved from the repayment of the $150.0 million 8.75% senior subordinated notes.
R.	Reflects a redemption premium of $9.3 million incurred in connection with the repayment of the $150.0 million 8.75% senior subordinated notes and the write-off of unamortized deferred financing costs as of January 1, 2006 totaling $7.7 million ($6.1 million as of June 30, 2007) in connection with the repayment of the 8.75% senior subordinated notes and the Existing Credit Agreement.
S.	Reflects the reversal of the historical tax provisions of Biosite as a result of pro forma pretax losses incurred.
T.	Reflects amortization expense of the estimated value assigned to customer relationships, core technologies and trademarks as discussed in Note 1, expected to be acquired in connection with the proposed acquisition of Cholestech. The estimated fair values of acquired intangible assets in connection with the proposed acquisition of Cholestech and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$220,220	Indefinite
Customer relationships	9,000	16 years
Core technology	16,000	10 years
Trademarks	8,000	10 years

Total intangibles	$253,220

U.	Reflects the expensing of the estimated write-up of inventory to fair value in connection with the proposed acquisition of Cholestech.
V.	Reflects the reversal of the historical tax provisions of Cholestech as a result of overall pro forma pretax losses incurred.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(CONTINUED)
NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
W.	Reflects estimated shares to be issued in connection with the proposed Cholestech acquisition and incremental diluted shares related to the proposed acquisition of Cholestech and the acquisition of Biosite. Such incremental dilutive shares represent the dilutive effect of options assumed and converted to Inverness options in connection with each transaction, computed on the treasury stock method.
X.	Represents the deferred tax liability recorded on estimated intangible assets recorded on the proposed acquisition of Cholestech.
Y.	Reflects the fair value of common stock to be issued in connection with the proposed acquisition of Cholestech.
Z.	Reflects the reversal of the historical equity accounts of Cholestech.
AA.	Represents the fair value of options to be assumed in connection with the proposed acquisition of Cholestech and converted to Inverness options.
NOTE 3 — PRO FORMA NET LOSS PER COMMON SHARE
     For the year ended December 31, 2006 and the six months ended June 30, 2007, the unaudited pro forma combined company basic and diluted net loss per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued or expected to be issued upon the closings of the respective acquisitions and the related financings, as if such transactions had occurred on January 1, 2006. Common stock equivalents resulting from the assumed exercise of Inverness’ stock options or warrants are not included in the pro forma combined company diluted net loss per common share calculation for the year ended December 31, 2006 and the six months ended June 30, 2007 because inclusion thereof would be antidilutive.